Exhibit 99.1

EFiled: Mar 01 2023 04:43PM EST Transaction ID 69249455 Case No. 2023-0259-

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE ASTRA SPACE, INC.	C.A. No. 2023-____-_____

VERIFIED PETITION FOR RELIEF PURSUANT TO 8 DEL. C. § 205

Petitioner Astra Space, Inc. (“Astra” or the “Company”), by and through its undersigned counsel, brings this petition pursuant to 8 Del. C. § 205, seeking to have this Court validate a potentially defective corporate act as follows:

NATURE OF THE ACTION

1. Through this action, the Company seeks to resolve potential uncertainty and validate millions of shares of the Company’s common stock that are currently trading on Nasdaq. Most of these shares were issued nearly two years ago, and until the Court issued an opinion in Garfield v. Boxed, Inc., 2022 WL 17959766 (Del. Ch. Dec. 27, 2022), the Company was unaware of any question about their validity.

2. Under 8 Del. C. § 242 and the July 30, 2020 Amended and Restated Certificate of Incorporation of the Company1 (Exhibit A, the “2020 Charter”), the holders of a majority of the outstanding shares of common stock of the Company were required to approve, among other things, an amendment to the 2020 Charter to increase the aggregate number of authorized shares of common stock.

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The Company was originally formed as a special purpose acquisition company (“SPAC”) under the name Holicity Inc. (“Holicity”). Following the business combination by and among Holicity, Holicity Merger Sub Inc., and Astra Space, Inc., Astra Space, Inc. changed its name to Astra Space Operations, Inc. and became a wholly-owned subsidiary of Holicity, which changed its name to Astra Space, Inc.

3. Pursuant to its Prospectus and Proxy Statement dated June 7, 2021 (Exhibit B, the “2021 Proxy Statement”), the Company solicited stockholder approval to amend and restate its 2020 Charter in order to, among other things, change its authorized capitalization from 221 million shares of capital stock, consisting of 220 million shares of “Common Stock,” including 200 million shares of Class A Common Stock and 20 million shares of Class B Common Stock, and 1 million shares of Preferred Stock, to 466 million shares of capital stock, consisting of 465 million shares of Common Stock, including 400 million shares of Class A Common Stock and 65 million shares of Class B Common Stock, and 1 million shares of Preferred Stock (the “Charter Amendment”). The 2021 Proxy Statement stated that approval of the Charter Amendment “require[d] the affirmative vote of the holders of at least a majority of the outstanding Holicity Shares entitled to vote thereon, voting as a single class.” Id. at 9 (the “Voting Standard”).

4. The Charter Amendment was approved at a June 2021 meeting of stockholders (the “Stockholders Meeting”). Of the 37,500,000 shares of Astra Common Stock issued and outstanding as of the record date, there were 18,834,370 votes in favor, 786,650 votes against, and 48,775 abstentions for the Charter Amendment. The Charter Amendment received the affirmative vote of over 95% of the votes in attendance at the Stockholders Meeting. Following the approval of the Charter Amendment, the Second Amended and Restated Certificate of Incorporation of the Company became effective upon filing with the Secretary of State of the State of Delaware (Exhibit C, the “Current Charter”).

5. As noted above, on June 30, 2021, the Company (then Holicity) completed its de-SPAC merger with Astra. In connection with the transaction, the Company issued over 100,000,000 additional shares of Class A Common Stock to the former Astra stockholders as consideration for the merger. Just prior to closing, the Company also issued 20,000,000 shares of Class A Common Stock in a PIPE financing transaction. Thus, immediately following the closing of the merger, the Company’s issued and outstanding shares of Class A Common Stock (net of redemptions) increased to 198,090,903 shares of Class A Common Stock and outstanding options and warrants to purchase up to 21,807,241 shares of Class A Common Stock. As of November 7, 2022, the Company’s issued and outstanding shares of Class A Common Stock increased to 211,926,952. The Company issued these additional shares of Class A Common Stock in connection with, and following, the transaction, in reliance on the validity of the Charter Amendment. The Company’s Common Stock currently trades on Nasdaq.

6. On December 27, 2022, the Court issued an opinion in Boxed that raises a potential question regarding the validity of the Charter Amendment and the Company’s associated use of the Voting Standard. Like this case, the defendant company in Boxed had sought stockholder approval to amend its certificate of incorporation to increase the number of authorized shares of Class A common stock in connection with a de-SPAC transaction, and planned to apply a voting standard identical to the Voting Standard wherein approval of the amendment required the majority vote of Class A and B common stock voting as a single class. See 2022 WL 17959766, at *1 (Del. Ch. Dec. 27, 2022). Prior to the scheduled vote, the plaintiff in Boxed wrote a letter claiming that the proposed voting structure violated the Class A common stockholders’ voting rights under Section 242(b) of the Delaware General Corporation Law (the “DGCL”), leading the company to change the applicable voting standard to require a separate vote of the Class A common stock. Thereafter, the plaintiff filed a petition seeking fees for conferring a corporate benefit on the company and its stockholders. In determining whether the plaintiff in Boxed had conferred a corporate benefit worthy of fees, the Court considered the merits of his challenge to the initial voting standard, and specifically whether a combined vote of both Class A and Class B common stock would have violated Section 242(b)(2). Id. at *4. Noting that the certificate of incorporation only used the word “class” and not “series” to describe the authorized shares of common stock, id. at *7, the Court interpreted the certificate of incorporation of the defendant company as designating the Class A and Class B as each being a class of common stock, not as each being a series within the class of common stock, id. at *9. The Court also explained that it read the certificate of incorporation of the defendant company as authorizing three classes of stock in compliance with Section 102(a)(4) of the DGCL, as it listed the number of shares of

Class A common stock, the number of shares of Class B common stock, and the number of shares of preferred stock, and set forth the par value of the shares in each. The Court further reasoned that the company’s certificate of incorporation’s section on preferred stock vested the board with authority to provide for “one or more series of Preferred Stock” and to establish “the number of shares to be included in each such series” by resolution, complying with Section 102(a)(4)’s prescription for granting board authority to fix the number and terms of series of stock that are not provided in the certificate of incorporation by resolution, but the certificate of incorporation did not include any such provision fixing, or granting the board authority to fix, a series of common stock. Id. For those and other reasons, the Court held, in the context of ruling on a corporate benefit fee application, that Section 242(b)(2) of the DGCL required a separate Class A vote for the authorized share increase charter amendment.

7. Like the certificate of incorporation in Boxed, the 2020 Charter referred to the shares of Common Stock existing at the time as “Class A” and “Class B.” Article IV of the 2020 Charter also set forth the number of shares of Class A Common Stock, Class B Common Stock, and Preferred Stock. In addition, Section 4.2 of the 2020 Charter vested the Company’s Board of Directors (the “Board”) with authority to issue shares of the Preferred Stock “in one or more series” and to establish “the voting rights” and “special rights” of those series by resolution, whereas no such language existed for Common Stock.

8. The Company was represented by well-qualified counsel in connection with the Proxy and in determining the appropriate Voting Standard, and prior to the Stockholders Meeting to vote on (among other things) the Charter Amendment, the Company did not receive any challenge to the application of that Voting Standard. The Company, accordingly, had an informed, good-faith belief that the Voting Standard was the correct voting standard to be applied to the vote on the Charter Amendment.

9. It is customary for SPACs to require that such an amendment be approved by a majority of Class A and Class B common stockholders voting as a single class, as each of Class A and Class B, prior to Boxed, had been considered a series of that single common stock class. Indeed, the 2020 Charter provides that “[t]he total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 221,000,000 shares, consisting of (a) 220,000,000 shares of common stock (the ‘Common Stock’), including (i) 200,000,000 shares of Class A common stock (the ‘Class A Common Stock’), and (ii) 20,000,000 shares of Class B common stock (the ‘Class B Common Stock’), and 1,000,000 shares of preferred stock (the ‘Preferred Stock’).” 2020 Charter Section 4.1 (emphasis added). The use of the word “including” and the segmented use of subparts (a) and (b) after the description of the class of Common Stock reasonably led the Company to view the Class A Common Stock and Class B Common Stock as two series within the class of “Common Stock.” This view is bolstered by the fact that the 2020 Charter makes reference to “series of Common Stock” and “series of Preferred Stock” as indicating that the Company had two classes of stock – Common Stock and Preferred Stock – and that the Class A Common Stock and the Class B Common Stock were series of the class of Common Stock. Id. §§ 4.2; 4.3(a)(iii); 4.3(c) & (d).

10. Moreover, Section 151(a) of the DGCL provides that “[e]very corporation may issue 1 or more classes of stock or 1 or more series of stock within any class thereof.” 8 Del. C. § 151(a). Accordingly, Delaware corporations may only authorize and issue shares of a class of capital stock or shares of a series within any class thereof. The DGCL does not permit a class of capital stock to reside within a class of capital stock. Instead, only a series may reside within a class of capital stock. Here, because the Class A Common Stock and Class B Common Stock reside within a class of capital stock – the Common Stock – the Company reasonably viewed the Class A and B as series within the class of Common Stock and not separate classes of capital stock. An alternative interpretation of the 2020 Charter would have resulted in two classes of capital stock within another class of capital stock, in violation of Section 151(a).

11. Nevertheless, the Court’s opinion in Boxed suggests that, or at the very least creates uncertainty as to whether, a court would view the Company’s Class A Common Stock as a separate class of stock.2 Under such a view, the Charter Amendment would have required a separate vote of the Class A Common Stock, which was not received.

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To grant this Petition, the Court need not make a determination as a matter of law concerning the validity of the shares authorized pursuant to the Charter Amendment. Rather, Astra is entitled to relief under Section 205 by virtue of the fact that Boxed has created uncertainty about the validity of the authorization of those shares. 8 Del. C. § 205; In re Lordstown Motors Corp., 2023 WL 2155651, at *8 (Del. Ch. Feb. 21, 2023).

12. As a result of the Court’s decision in Boxed, the validity of shares of Common Stock issued, or to be issued, in reliance on the Charter Amendment has become and will remain uncertain. Further, the Company is unable to identify which of its outstanding shares of Common Stock are subject to this uncertainty.

13. Expedited relief from this Court is therefore necessary to validate the Charter Amendment and subsequently issued shares of Common Stock, and thus resolve the uncertainty created by the Boxed decision.

PARTIES

14. The Company is a Delaware corporation. It was originally formed as a SPAC under the name Holicity on June 2, 2020, and it completed a de-SPAC merger with Astra on June 30, 2021. The Company is a space launch company that designs, tests, manufactures, and operates dedicated orbital launch services and designs, tests, and manufactures space products.

FACTS

I. The Proxy

15. On June 7, 2021, the Company filed the Proxy identifying ten proposals to be voted on at the Stockholders Meeting, including the Charter Amendment (Proposal No. 2). See Exhibit B at 3-7.

16. The purpose of the increase in the number of authorized shares was for the Company to:

[H]ave sufficient shares to complete the Business Combination and have additional authorized shares for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits

Id. at 112.

II.	The Stockholders’ Meeting and Vote On the Charter Proposal

17. There were 37,500,000 shares of Common Stock outstanding and entitled to vote at the Stockholders Meeting, consisting of 30,000,000 shares of Class A Common Stock outstanding and 7,500,000 shares of Class B Common Stock outstanding. Id. at 183. As disclosed in the Company’s June 30, 2021 Form 8-K, the Charter Amendment received the affirmative vote of 18,834,370 shares, a majority of the 37,500,000 shares entitled to vote, and the Company believed the Charter Amendment had received the requisite stockholder vote and been approved.

18. Following the Stockholders Meeting, the Company and its Board treated the approval of the Charter Amendment as valid, as evidenced by the Company’s subsequent actions and disclosures. As disclosed in the Company’s most recent quarterly report, filed on November 9, 2022, the Company had 211,824,567 shares of Class A Common Stock outstanding as of September 30, 2022. See Astra Space, Inc. Form 10-Q for the quarterly period ended September 30, 2022 at 27.

III.	Harm To the Company and its Stockholders

19. The uncertainty regarding the Company’s capital structure, the validity of its stock, and the results of prior votes of its stockholders created by the Boxed decision is causing (and will continue to cause) the Company and its stockholders harm. The Company proposed the Charter Amendment in anticipation of issuing additional shares of Common Stock, and the Company has issued millions of shares more than were authorized under the 2020 Charter.

20. Without prompt relief from this Court validating the Charter Amendment, the Company faces the risk of immediate and significant irreparable harm due to the uncertainty as to the validity of the shares of Common Stock issued, or that may be issued, in reliance on the Charter Amendment. The Company cannot determine with certainty which stockholders hold stock authorized pursuant to the Charter Amendment, creating uncertainty as to past and future voting results. The uncertainty as to the validity of the Company’s outstanding shares could potentially cause market disruption, and lead to consequent loss of value for the Company’s stockholders and loss of eligibility to remain listed on Nasdaq.

21. The uncertainty regarding the Company’s authorized capital stock also threatens to jeopardize the Company’s financial position and its employee relationships. Like most public companies, the Company depends on the ability to access the capital markets to fund its ongoing business and financial needs. Access to the capital markets depends on the ability to make accurate representations and deliver opinions about the capitalization of the Company. Relatedly, access to capital through financing transactions is important to the Company’s liquidity position; and the inability and uncertainty of the Company’s ability to access these sources of capital could disrupt the Company’s cash management strategy, impede its ability to grow and invest in its business, and lead to significant financial hardship. The Company also has outstanding various stock options, restricted stock units, and warrants, and will rely on use of its available authorized shares to fulfill associated obligations of those derivative securities, including as a means of compensating and incentivizing its employees with stock-based compensation.

22. Moreover, because there now exists uncertainty regarding the validity of the Company’s Common Stock, that uncertainty could impact (i) the ability of the Company to access the capital markets; (ii) the ability of the Company to make required representations to auditors; and (iii) the ability of the Company’s auditors to provide their required consent for the filing of the Company’s Form 10-K. The Company needs certainty regarding its authorized capital stock in order to continue to raise capital, execute on its business plan, and remain a going concern.

23. Furthermore, the Company is unable to ratify the Charter Amendment on a timely basis pursuant to Section 204 of the DGCL because any such ratification would require a vote of the holders of the Company’s valid stock under Section 204(d). It is unclear which stockholders would be able to vote on such a ratification. It has been nearly two years since the vote on the Charter Amendment and the Company’s

Common Stock has been actively traded on Nasdaq since that date. As of the date of this filing, nearly 2.17 million shares of the Company’s stock trade daily on average. Thus, the Company has no practicable ability to effectively trace the shares that were issued prior to the Charter Amendment. Moreover, because the Company issued shares causing more than the 200,000,000 shares of Class A Common Stock authorized under the 2020 Charter to be outstanding, the Company cannot identify which of those shares are authorized and which are subject to uncertainty. Even if the original 30,000,000 outstanding shares of Class A Common Stock could conceivably be traced, that would leave over 180 million shares of the Company’s issued and outstanding common stock as unable to vote on the ratification or at the upcoming annual meeting.

24. The Company respectfully seeks this Court’s assistance to validate the Charter Amendment and the resulting increase in the number of authorized shares of Common Stock, to prevent immediate and significant harm to the Company and its stockholders.

COUNT I

Validation of Corporate Acts Under 8 Del. C. § 205

25. The Company incorporates by reference and realleges each and every allegation contained above as if fully set forth herein.

26. The Company is authorized to bring this petition under 8 Del. C. § 205(a).

27. Under 8 Del. C. § 205(a), this Court may determine the validity of any corporate act, transaction and stock, and may determine the validity and effectiveness of any defective corporate act and any putative stock.

28. A defective corporate act includes any act or transaction purportedly taken by or on behalf of the corporation that is within the power of a corporation but is void or voidable due to a failure of authorization. A failure of authorization includes, among other things, the failure to authorize or effect an act or transaction in compliance with “(A) the provisions of [the DGCL], (B) the certificate of incorporation or bylaws of the corporation ... if and to the extent such failure would render such act or transaction void or voidable.” 8 Del. C. § 204(h)(2).

29. The Company filed and effectuated the Charter Amendment with the good faith belief that the Charter Amendment was adopted in compliance with Delaware law and the 2020 Charter.

30. The Company has treated the Charter Amendment as valid and treated all acts in reliance on the Charter Amendment as valid.

31. The Company issued shares of Common Stock in reliance on the effectiveness of the Charter Amendment, and has reflected those shares as issued and outstanding in its SEC filings, financial statements and third-party agreements requiring it to indicate the number of authorized shares of Common Stock since the time they were issued.

32. Third-parties, including financing sources, key business partners, stockholders, employees, directors and officers, have relied on the validity of the Charter Amendment and treated all acts in reliance on the Charter Amendment as valid.

33. On information and belief, no persons would be harmed by the validation of the Charter Amendment. The results of the Stockholders’ Meeting and the filing of the Charter Amendment thereafter were all disclosed publicly, and actions have been taken in good-faith reliance thereon.

34. As previously noted, the Company and its stockholders may be imminently, irreparably harmed absent relief from this Court.

PRAYER FOR RELIEF

WHEREFORE, the Company requests that this Court enter an Order and Final Judgment:

(a) validating and declaring effective the Charter Amendment, including the filing and effectiveness thereof;

(b) validating and declaring effective all shares of Common Stock issued in reliance on the effectiveness of the Charter Amendment; and

(c) awarding the Company such other and further relief as the Court deems just and proper.

POTTER ANDERSON & CORROON LLP
OF COUNSEL:
	By:	/s/ T. Brad Davey
David B. Hennes		T. Brad Davey (#5094)
Martin J. Crisp		Justin T. Hymes (#6671)
Ropes & Gray LLP		1313 N. Market Street
1211 Avenue of the Americas		Hercules Plaza, 6th Floor
New York, NY 10036		Wilmington, Delaware 19801
(212) 596-9000		(302) 984-6000

Dated: March 1, 2023		Attorneys for Astra Space, Inc.

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